THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THIS WARRANT OR ANY COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

VOID AFTER 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE

Certificate No. AGE 2019-1	Warrant to Purchase
150,000
Shares of Common Stock

AGEX THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, or its registered assigns (the “Holder”), is entitled to purchase from AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), at a purchase price per share of Two Dollars and Sixty cents ($2.60) (the “Warrant Price”), One Hundred Fifty Thousand (150,000) shares of its Common Stock, par value $0.0001 per share (the “Common Stock”). The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on the Expiration Date as defined in the Warrant Agreement shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part on or after the date hereof by presentation of this Warrant Certificate with the Exercise Notice on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Company (or if a warrant agent is appointed, at the principal office of the warrant agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier’s check as provided in Section 3.1 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August 13, 2019 (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised to the extent provided in the Warrant Agreement. This Warrant Certificate may be exchanged at the office of the Company (or the warrant agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Company (or the warrant agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the warrant agent (if appointed), and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the warrant agent, if appointed) may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

DATED: August 13, 2019

AGEX THERAPEUTICS, INC.

	By:	/s/ Michael D. West
Michael D. West
	Title:	Chief Executive Officer

Attest:	/s/ Russell L. Skibsted
Name:	Russell L. Skibsted
Title:	Chief Financial Officer

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FORM OF EXERCISE NOTICE

(To be executed upon exercise of Warrant)

To AgeX Therapeutics, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier’s check in the amount of $______________.

The undersigned hereby represents that (check any that apply):

[  ] The undersigned is an “accredited investor” as defined in Rule 501 under the Securities Act.

[  ] The undersigned is not a “U.S. person” as defined in Rule 902 under the Securities Act.

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

____________________________________

(Please Print Name)

____________________________________

(Please Print Address)

____________________________________

(Social Security Number or

Other Taxpayer Identification Number)

____________________________________

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder, to the extent provided in the Warrant Agreement, less any fraction of a share paid in cash.

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ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.

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